Exhibit 99.1

Intrexon Launches Leadership Platform in Bovine Genetics

Completes Acquisition of Trans Ova

GERMANTOWN, Md. and SIOUX CENTER, Iowa, August 11, 2014 /PRNewswire/ — Intrexon Corporation (NYSE: XON), a leader in synthetic biology, today announced it has completed the acquisition of Trans Ova Genetics, L.C., an industry-leading provider of bovine reproductive technologies. Trans Ova, as a wholly owned subsidiary of Intrexon, will continue to provide the same level of professional service and dedication to its customers operating under the leadership of David Faber, D.V.M., President, and his management team. Under the terms of the agreement, Trans Ova stockholders received $60 million in cash, $30 million in Intrexon common stock, and $20 million in deferred payments to be paid in three equal installments upon the first, second, and third anniversaries of the closing date.

“With continued expansion of the world’s population, the present approaches to produce food and protein are in need of transformational reproductive technologies to drive a sustainable path forward for current and future generations,” said Dr. Faber. “The combined capabilities and expertise of Intrexon and Trans Ova supply the means to enhance the rate of genetic progress globally, providing cattle farmers superior productivity and efficient utilization of resources in an environmentally responsible manner.”

According to the Food and Agriculture Organization of the United Nations (FAO) the worldwide production value of cow milk and indigenous cattle meat totaled $352 billion in 2010, and FAO projects global consumption of dairy and beef products will increase 158 percent by 2050. For the past three decades, Trans Ova has set the standard for excellence in reproductive technologies for both cattle producers and dairy farmers leading to its current position as the largest producer and supplier of bovine embryos in the United States. Through its expertise in embryo transfer, cryopreservation, in vitro fertilization, and genetic preservation, Trans Ova has a completely integrated solution that is at the forefront of the industry. Global expansion of this toolkit to permit resourceful, high-quality food production will help meet the rising demand for food and protein, and Trans Ova is already developing its international business with growing revenues in South America and Asia.

In addition, the Trans Ova suite of technologies includes platforms for the design and development of research animal models, as well as proficiency in reproducing the favorable genetics of one animal in another. Advancing the genetics of research animals facilitates leading-edge models that more closely resemble animal or human diseases and better predict therapeutic solutions. Furthermore Trans Ova’s ability to rapidly propagate elite bovine and porcine genetics holds the potential to transform, and in conjunction with OvaXon’s pioneering fertility technologies, meaningfully accelerate the rate of efficient food production derived from cattle and pigs. OvaXon, a joint venture between Intrexon and OvaScience (NASDAQ: OVAS), recently licensed its technology to Trans Ova.

Thomas R. Kasser, Ph.D., Senior Vice President and Head of Intrexon’s Food Sector, spoke of the integration of the two platforms, “Together with Intrexon’s broad technology platform in both food and animal health, Trans Ova is well positioned to develop and implement new tools and reproductive technologies that will help move the science of genetic improvement in animals forward, enabling unparalleled productivity advancements in the dairy, beef and pork industries.”

About Trans Ova Genetics

Trans Ova Genetics provides industry-leading reproductive technologies and expertise to cattle breeders through a unique professional services team that works closely with clients to understand their breeding goals, and ultimately help clients advance and extend superior genetics. Trans Ova Genetics understands the process that will help multiply a herd’s genetic success. Internationally recognized as a source of superior animal husbandry and reproductive expertise, Trans Ova Genetics offers an integrated system of regional centers, satellite stations and on-farm application of reproductive technologies.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is a leader in synthetic biology focused on collaborating with companies in Health, Food, Energy, Environment and Consumer Sectors to create biologically-based products that improve the quality of life and the health of the planet. Through the company’s proprietary UltraVector® platform and suite of technologies, Intrexon provides its partners with industrial-scale design and development of complex biological systems. The UltraVector® platform delivers unprecedented control over the quality, function, and performance of living cells. We call our synthetic biology approach and integrated technologies Better DNA®, and we invite you to discover more at www.DNA.com.

Trademarks

Intrexon, UltraVector, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon Intrexon’s current expectations and projections about future events and generally relate to Intrexon’s plans, objectives and expectations for the development of Intrexon’s business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. These risks and uncertainties include, but are not limited to, (i) Intrexon’s current and future ECCs and joint ventures; (ii) developments concerning Intrexon’s collaborators; (iii) Intrexon’s ability to successfully enter new markets or develop additional products, whether with its collaborators or independently; (iv) competition from existing technologies and products or new technologies and products that may emerge; (v) actual or anticipated variations in Intrexon’s operating results; (vi) actual or anticipated fluctuations in Intrexon’s competitors’ or its collaborators’ operating results or changes in their respective growth rates; (vii) Intrexon’s cash position; (viii) market conditions in Intrexon’s industry; (ix) Intrexon’s ability, and the ability of its collaborators, to protect Intrexon’s intellectual property and other proprietary rights and technologies; (x) Intrexon’s ability, and the ability of its collaborators, to adapt to changes in laws or regulations and policies; (xi) the ability of Intrexon’s collaborators to secure any necessary regulatory approvals to commercialize any products developed under the ECCs; (xii) the rate and degree of market acceptance of any products developed by a collaborator under an ECC; (xiii) Intrexon’s ability to retain and recruit key personnel; (xiv) Intrexon’s expectations related to the use of proceeds from its initial public offering; (xv) Intrexon’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and (xvi) Intrexon’s expectations relating to AquaBounty and Trans Ova. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Intrexon’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intrexon’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form10-Q for the period ended March 31, 2014, as well as discussions of potential risks, uncertainties, and other important factors in Intrexon’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intrexon undertakes no duty to update this information unless required by law.

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For more information contact:

Trans Ova Genetics Contact:

Media Contact:

Sara Kober

Trans Ova Genetics

1-800-999-3586

Intrexon Corporation Contacts:

Corporate Contact:

Marie Rossi, Ph.D.

Senior Manager, Technical Communications

Tel: +1 (301) 556-9850

publicrelations@intrexon.com

Investor Contact:

Christopher Basta

Vice President, Investor Relations

Tel: +1 (561) 410-7052

Investors@intrexon.com